EXHIBIT 99.1

Contact:  Diana Burton
          732-767-2255


                                                           For Immediate Release


               U.S. INDUSTRIES COMPLETES SALE OF AMES TRUE TEMPER
                                FOR $165 MILLION


ISELIN, NJ, January 14, 2002 - U.S. Industries, Inc. (NYSE-USI) announced today that it has completed the previously announced sale of its Ames True Temper business to Wind Point Partners for $165 million.

Following the completion of its Disposal Plan, which has been previously announced, U.S. Industries will own several major businesses selling branded bath and plumbing products, along with its consumer vacuum cleaner company. The Company's principal brands will include Jacuzzi, Zurn, Sundance Spas, Eljer, and Rainbow Vacuum Cleaners.


Disclosure Concerning Forward-Looking Statements
------------------------------------------------
Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including some factors which will be outside of the control of the Company, such as availability of acquisition financing for purchasers of businesses under the Company's disposal plan, consumer spending patterns, availability of consumer and commercial credit, interest rates, currency exchange rates, inflation rates, the level of residential and commercial construction, and the cost of raw materials, along with other specific factors with respect to the Company's businesses as set forth in the Company's reports and other documents filed with the Securities and Exchange Commission.